As filed with the Securities and Exchange Commission on August 6, 2009
Registration Statement No. 333-146485

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0815369
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(713) 683-0800
(Address and telephone number of principal executive offices)

INDEX OIL AND GAS INC. 2006 INCENTIVE STOCK OPTION PLAN
 (Full title of the Plan)

Lyndon West, Chief Executive Officer
10000 Memorial Drive, Suite 440
Houston, Texas 77024
(713) 683-0800
(Name, address and telephone number of agent for service)

Copies to:
Thomas R. Lamme
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
(713) 654-8111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☒

EXPLANATORY NOTE  -  DEREGISTRATION OF UNSOLD SECURITIES

Index Oil and Gas Inc. (the “Registrant”), registered, pursuant to a Registration Statement on Form S-8 filed on October 3, 2007 (No. 333-146485) (the “Registration Statement”), the offer and sale of 5,225,000 shares of the Registrant’s Common Stock, par value of $0.001 per share (the “Common Stock”), issuable under the Index Oil and Gas Inc. 2006 Incentive Stock Option Plan (the “2006 Plan”). The 2006 Plan was replaced by the Index Oil and Gas Inc. 2008 Stock Incentive Plan (the “2008 Plan”) with respect to awards to be issued after the date of approval of the 2008 Plan, January 27, 2009, and no future awards can be made under the 2006 Plan.

In accordance with the principles set forth in Interpretation 79 under Section G, “Securities Act Forms,” of the Manual of Publicly Available Telephone Interpretations (July 1997) of the Division of Corporation Finance of the Securities and Exchange Commission and in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 6, 2009 .

INDEX OIL AND GAS INC.

By:	/s/ Lyndon West
Lyndon West
President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lyndon West Lyndon West	President, Chief Executive Officer, and Director (principal executive officer)	August 6, 2009

/s/ Andrew Boetius Andrew Boetius	Treasurer, Chief Financial Officer, and Director (principal financial and accounting officer)	August 6, 2009

/s/ Daniel Murphy Daniel Murphy	Chairman of the Board of Directors	August 6, 2009

/s/ David Jenkins David Jenkins	Director	August 6, 2009